UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2011 (February 23, 2011)

HOLLY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-03876 (Commission File Number)	75-1056913 (I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600 Dallas, Texas (Address of principal executive offices)	75201-6915 (Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
     On February 14, 2011, the Board of Directors of Holly Logistics Services, L.L.C. (“HLS”) adopted a form of indemnification agreement to be entered into by Holly Energy Partners, L.P. (“HEP”) with certain officers and each director of HLS (the “HEP Indemnification Agreements”). In connection with the adoption of the HEP Indemnification Agreements, on February 23, 2011, Holly Corporation (the “Company”) entered into an agreement terminating the Indemnification Agreement, dated as of December 31, 2006, by and between the Company and David G. Blair (the “Indemnification Agreement”). The material terms and conditions of the Indemnification Agreement are described in the Company’s Current Report on Form 8-K filed December 13, 2006, and are incorporated herein by reference. No material early termination penalties were incurred by the Company in connection with the termination of the Indemnification Agreement.
Item 5.02(e)  Compensatory Arrangements of Certain Officers.
     The Company has historically provided certain change in control benefits to certain employees of HLS to provide for management continuity in the event of a change in control and to provide competitive benefits for the recruitment and retention of certain employees that dedicate all or substantially all of their business time to the performance of services for HEP and its subsidiaries. In addition to adopting the HEP Indemnification Agreements, on February 14, 2011, the Board of Directors of HLS adopted (a) the Holly Energy Partners, L.P. Change in Control Agreement Policy (the “HEP CIC Policy”) and (b) a related form of Change in Control Agreement to be entered into between HEP and certain officers of HLS (the “HEP CIC Agreements”). In connection with the adoption of the HEP CIC Policy and the HEP CIC Agreements, on February 23, 2011, the Company entered into agreements terminating (i) the Change in Control Agreement, dated as of January 10, 2008, by and between the Company and David G. Blair, President of HLS (the “Blair CIC Agreement”), and (ii) the Change in Control Agreement, dated as of January 10, 2008, by and between the Company and Mark T. Cunningham, Vice President, Operations of HLS (together with the Blair CIC Agreement, the “CIC Agreements”). The material terms and conditions of the CIC Agreements are described in the Company’s Current Report on Form 8-K filed February 20, 2008, and are incorporated herein by reference. No material early termination penalties were incurred by the Company in connection with the termination of the CIC Agreements.
     In connection with the adoption of the HEP CIC Policy and the HEP CIC Agreements, on February 23, 2011, the Board of Directors of the Company (the “Board”) approved and adopted the Amended and Restated Holly Corporation Change in Control Agreement Policy (the “Policy”), including the related form of Change in Control Agreement (each an “Agreement” and, collectively, the “Agreements”) to be entered into between the Company and certain officers of the Company. The Policy amends and restates the Company’s existing Change in Control Agreement Policy in its entirety. The purpose of the new Policy is to exclude from eligibility employees of HLS or HEP or their subsidiaries, who will now be covered under the HEP CIC Policy and HEP CIC Agreements. The new Policy does not in any way modify or affect existing Change in Control Agreements between the Company and eligible Company officers (each, an “Existing Agreement”), which contain the same payment and benefit terms as the Agreements and which will continue in full force and effect in accordance with their terms.
     The terms and procedures of the Policy reflect the recommendation of the Board’s Compensation Committee. Under the Policy, employees of the Company and any subsidiary or affiliate of the Company, (but excluding employees of HLS, HEP and any subsidiary of HLS and HEP) at pay grades 34 and above will receive an Agreement either upon hire or promotion to an eligible pay grade level at the benefit level described in the table below. However, no eligible individual will be entitled to the benefits described in the table below unless or until the individual timely executes an Agreement in accordance with the procedures established by the chief executive officer of the Company. Employees of any subsidiary or affiliate of the Company, including but not limited to HLS, will not receive an Agreement and are ineligible to receive any benefits under the Policy.
     The term of each Agreement will end on the first May 15 following the effective date of the Agreement, regardless of the date on which an officer entered into an Agreement. On that date and on each subsequent May 15th, the term of each Agreement will be automatically extended for one additional year, unless the Company gives notice to each officer 60 days prior to the automatic extension date. The Agreements provide that if in connection with or within two years after a “Change in Control” (as defined in the Agreements), an officer is terminated without “Cause,” leaves voluntarily for “Good Reason” (as each such term is defined in the Agreements), or is terminated as a condition of the occurrence of the transaction constituting the “Change in Control,” the officer will receive the following cash severance amounts paid by the Company: (i) a cash payment equal to his accrued and unpaid salary, reimbursement of expenses, and accrued vacation pay, and (ii) a lump sum amount equal to the multiple applicable to his pay grade specified in the table below times (A) his annual base salary as of his date of termination or the date immediately prior to the “Change in Control,” whichever is greater, and (B) his annual bonus amount, calculated as the average annual bonus paid to him for the prior three years. In addition, the officer (and his dependents, as applicable) will receive a continuation of medical and dental benefits for the number of years applicable to the officer’s pay grade indicated in the table below. All payments and benefits due under the Agreement are conditioned on execution and nonrevocation by the officer of a release for the benefit of the Company and its related entities and agents.
     If amounts payable to an officer under the Agreement (or pursuant to any other arrangement or agreement with the Company that are payable as a result of a change in ownership or control) (collectively, the “Payments”) exceed the amount allowed under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), for such officer by 10% or more, the Company will pay the officer a tax gross up (a “Gross Up”) in an amount necessary to allow the officer to retain (after all regular income and any excise taxes imposed on golden parachute payments) a net amount equal to the total present value of the Payments on the date they are to be paid (after all regular income taxes but without reduction for any excise taxes imposed on golden parachute payments). Conversely, the Payments will be cut back if they exceed the Code Section 280G limit for the officer by less than 10%. The determination of whether a Gross Up will be paid will be determined by an independent public accounting firm selected by the Company and reasonably acceptable to the officer.
     The applicable multiplier and number of years that medical and dental benefits will be continued will be determined based on the officer’s pay grade classification in accordance with the following chart:

Years of Medical and Dental
	Lump Sum Multiplier	Continuation
Grades 34 and 35	1 X	1 Year
Grades 36 and 37	2 X	2 Years
Grade 38 and Above	3 X	3 Years

The foregoing description of the Policy and the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Policy and the Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

10.1	—	Amended and Restated Change in Control Agreement Policy
10.2	—	Holly Corporation Form of Change in Control Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed February 20, 2008)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY CORPORATION
By:	/s/Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

Date: March 1, 2011

EXHIBIT INDEX

Exhibit
Number		Exhibit Title
10.1	—	Amended and Restated Change in Control Agreement Policy
10.2	—	Holly Corporation Form of Change in Control Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed February 20, 2008)